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                                 EMPLOYMENT AGREEMENT


     This Employment Agreement (the "Agreement"), entered into as of the 20th day of August, 1996, by and between HOUSTON INTERWEB DESIGN, INC., a Texas corporation (the "Company"), and RICHARD J. FINN ("Executive").


                                 W I T N E S S E T H:

     WHEREAS, Company desires to employ Executive as provided herein; and

     WHEREAS, Executive desires to accept such employment.

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. EMPLOYMENT. Company hereby employs Executive and Executive hereby accepts employment with Company upon the terms and conditions hereinafter set forth.

     2. DUTIES. Subject to the power of the Board of Directors of the Company to elect and remove officers, Executive will serve the Company as its Chief Technical Officer and will faithfully and diligently perform the services and functions relating to such office or otherwise reasonably incident to such office, provided that all such services and functions will be reasonable and within Executive's area of expertise. Executive will, during the term of this Agreement (or any extension thereof), devote his full business time, attention and skills and best efforts to the promotion of the business of Company. The foregoing will not be construed as preventing Executive from making investments in other businesses or enterprises provided that (a) Executive agrees not to become engaged in any other business activity that interferes with his ability to discharge his duties and responsibilities to Company without the prior written consent of a majority of the Board of Directors, and (b) Executive does not violate any other provision of this Agreement.

     3. TERM. Subject to the terms and conditions hereof, the term of employment of Executive will commence as of the date hereof (the "Commencement Date") and will end on that date in the year, 2001, unless earlier terminated by either party pursuant to the terms hereof. The term of this Agreement is referred to herein as the "Term."

     4.   COMPENSATION AND BENEFITS DURING THE EMPLOYMENT TERM.

          (a) SALARY. Commencing upon the date of this Agreement, Executive will be paid a base salary of $30,000 the first year, $70,000 the second year and $120,000 for years three through five. At any time and from time-to-time the base salary may be increased for the remaining portion of the term if so determined by the Board of Directors of the Company after a review of Executive's performance of his duties hereunder. Executive will not be entitled to receive sales commissions.
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          (b)  BONUS.  Executive shall be entitled, in addition to his base salary as provided above, an annual bonus in the amount of 1% of the Company's earnings before income taxes and depreciation as determined by an independent certified public accountant, in excess of five million ($5,000,000.00) dollars, before any deduction of bonuses in accordance with generally accepted accounting procedures, payable at the end of each complete year covered under this agreement.

          (c) EXPENSES. Upon submission of a detailed statement and reasonable documentation, Company will reimburse Executive in the same manner as other executive officers for all reasonable and necessary or appropriate out-of-pocket travel and other expenses incurred by Executive in rendering services required under this Agreement.

          (d)  BENEFITS; INSURANCE.

               (i) MEDICAL, DENTAL AND VISION BENEFITS. During this Agreement, Executive and his dependents will be entitled to receive such group medical, dental and vision benefits as Company may provide to its other Executives, provided such coverage is reasonably available, or be reimbursed if Executive is carrying his own similar insurance.

               (ii) AUTOMOBILE ALLOWANCE. In addition to Executive's salary, beginning August 1, 1998, Executive shall receive a $600 per month car allowance. The Company shall also pay all expenses and insurance relevant to the use of the automobile. The Company shall provide Executive with the use of a cellular telephone after August 1, 1998.

               (iii) MISCELLANEOUS ALLOWANCE. In addition to Executive's salary, beginning August 1, 1998, Executive shall receive $200 per month for miscellaneous expenses.

               (iv) BENEFIT PLANS. The Executive will be entitled to participate in any benefit plan or program of the Company which may currently be in place or implemented in the future.

               (v) OTHER BENEFITS. During the Term, Executive will be entitled to receive, in addition to and not in lieu of base salary, bonus or other compensation, such other benefits and normal perquisites as Company currently provides or such additional benefits as Company may provide for its executive officers in the future.

          (e) VACATION. Executive will be entitled to five weeks of paid vacation per year.

     5. CONFIDENTIALITY. In the course of the performance of Executive's duties hereunder, Executive recognizes and acknowledges that Executive may have access to certain confidential and proprietary information of Company or any of its affiliates. Without the prior written consent of Company, Executive shall not disclose any such confidential or proprietary information to any person or firm, corporation, association, or other entity for any reason or purpose whatsoever, and shall not use such information, directly or indirectly, for Executive's own behalf or on behalf of any other party.

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Executive agrees and affirms that all such information is the sole property of Company and that at the termination and/or expiration of this Agreement, at Company's written request, Executive shall promptly return to Company any and all such information so requested by Company.

          The provisions of this Section 5 shall not, however, prohibit Executive from disclosing to others or using in any manner information that:

          (a) has been published or has become part of the public domain other than by acts, omissions or fault of Executive;

          (b) has been furnished or made known to Executive by third parties (other than those acting directly or indirectly for or on behalf of Executive) as a matter of legal right without restriction on its use or disclosure;

          (c) was in the possession of Executive prior to obtaining such information from Company in connection with the performance of this Agreement; or

          (d)  is required to be disclosed by law.

     6. INDEMNIFICATION. The Corporation shall to the full extent permitted by law indemnify, defend and hold harmless Executive from and against any and all claims, demands, liabilities, damages, losses and expenses (including reasonable attorney's fees, court costs and disbursements) arising out of the performance by him of his duties hereunder except in the case of his willful misconduct.

     7. TERMINATION. A termination of this Agreement is either (i) for the death or disability under Section 7 (a) or 7 (b); (ii) with cause under
Section 7 (c); or (iii) for good reason under Section 7 (d); (iv) upon the voluntary termination of employment by Executive under Section 7(e); or (v) without cause under Section 7(f).

     (a) DISABILITY. The Company shall have the right to terminate the employment of the Executive under this Agreement for disability in the event Executive suffers an injury, illness, or incapacity of such character as to substantially disable him from performing his duties without reasonable accommodation by the Company hereunder for a period of more than one hundred eighty (180) consecutive days upon the Company giving at least thirty (30) days written notice of termination; provided, however, that if the Executive is eligible to receive disability payments pursuant to a disability policy paid for by the Company, the Executive shall assign such benefits to the Company for all periods as to which he is receiving full payment under this Agreement.

     (b)  DEATH.  This Agreement will terminate on the Death of the Executive.

     (c) WITH CAUSE. The Company may terminate this Agreement at any time because of (i) Executive's material breach of any term of the Agreement, or
(ii) Executive's gross negligence in the

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performance of his duties hereunder; provided, in each case, however, that the Company shall not terminate this Agreement pursuant to this Section 7(c) unless the Company shall first have delivered to the Executive, a notice which specifically identifies such breach or misconduct and the executive shall not have cured the same within fifteen (15) days after receipt of such notice. In the event Executive is terminated with cause, Executive agrees that for a period commencing on the date of termination with cause and ending six months following the date of termination with cause, Executive shall not directly or indirectly, as employee, agent, consultant, stockholder, director, or in any other individual or representative capacity, own, operate, manage, control, engage in, invest in or participate in any manner in, or otherwise assist another person or entity that engages or proposes to engage in the business of designing and developing web sites, anywhere in Texas (the "Territory"). With respect to the Territory, Executive acknowledges that the Company has engaged in the design and development of web sites throughout those areas comprising the Territory and the Company intends to continue to expand the design and development of web sites throughout the Territory.

     (d) GOOD REASON. The Executive may terminate his employment for "Good Reason" if:

          (i) he is assigned, without his express written consent, any duties inconsistent with his positions, duties, responsibilities, or status with the Company as of the date hereof, or a change in his reporting responsibilities or titles as in effect as of the date hereof;

          (ii) his compensation is reduced;

          (iii) the Company shall file a petition in bankruptcy or re-organization under the federal bankruptcy statutes or an involuntary petition is filed against the Company and not removed or withdrawn within thirty (30) days, or the Company does not pay any material amount of compensation due hereunder and then fails either to pay such amount within the ten (10) day notice period required for termination hereunder or to contest in good faith such notice. Further, if such contest is not resolved within thirty (30) days, the Company shall submit such dispute to arbitration under Section 14.

     (e)  VOLUNTARY TERMINATION.   The Executive may terminate his employment
voluntarily.

     (f) WITHOUT CAUSE. The Company may terminate this Agreement without cause.

     8.   OBLIGATIONS OF COMPANY UPON TERMINATION.

     (a)  In the event of the termination of Executive's employment pursuant to
Section 7 (a), (b), (c) or (e), Executive will be entitled only to the compensation earned by him hereunder as of the date of such termination (plus life insurance or disability benefits).

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     (b)  In the event of the termination of Executive's employment pursuant to
Section 7(d) or (f), Executive will be entitled to receive $250,000 cash at such time as this Agreement is terminated, in addition to all payments of salary earned through the date of termination.

     9. WAIVER OF BREACH. The waiver by any party hereto of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach by any party.

     10. COSTS. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party will be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which he or it may be entitled.

     11. NOTICES. Any notices, consents, demands, requests, approvals and other communications to be given under this Agreement by either party to the other will be deemed to have been duly given if given in writing and personally delivered or within two days if sent by mail, registered or certified, postage prepaid with return receipt requested, as follows:

          If to Company:      Houston InterWeb Design, Inc.
                              1770 St. James, Suite 420
                              Houston, Texas 77056
                              Attention: Board of Directors

          If to Executive:    Richard J. Finn
                              1770 St. James, Suite 420
                              Houston, Texas 77056


Notices delivered personally will be deemed communicated as of actual receipt.


     12. ENTIRE AGREEMENT. This Agreement and the agreements contemplated hereby constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understanding, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

     13. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during this Agreement, such provision will be fully severable and this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there will be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

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     14.  ARBITRATION.  If a dispute should arise regarding this Agreement, all claims, disputes controversies, differences or other matters in question arising out of this relationship shall be settled finally, completely and conclusively by arbitration in Houston, Texas in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Rules"). The governing law of this Agreement shall be the substantive law of the State of Texas, without giving effect to conflict of laws. A decision of the arbitrator shall be final, conclusive and binding on the Company and Executive. Any arbitration held in accordance with this paragraph shall be private and confidential and no person shall be entitled to attend the hearings except the arbitrator, Executive, Executive's attorneys, a representative of the Company, the Company's attorneys, and advisors to or witnesses for any party. The matters submitted to arbitration, the hearings and proceedings and the arbitration award shall be kept and maintained in the strictest confidence by Executive and the Company and shall not be discussed, disclosed or communicated to any persons except as may be required for the preparation of expert testimony. On request of any party, the record of the proceeding shall be sealed and may not be disclosed except insofar, and only insofar, as may be necessary to enforce the award of the arbitrator and any judgement enforcing an award. The prevailing party shall be entitled to recover reasonable and necessary attorneys' fees and costs from the non-prevailing party and the determination of such fees and costs and the award thereof shall be included in the claims to be resolved by the arbitrator hereunder.

     15. CAPTIONS. The captions in this Agreement are for convenience of reference only and will not limit or otherwise affect any of the terms or provisions hereof.

     16. GENDER AND NUMBER. When the context requires, the gender of all words used herein will include the masculine, feminine and neuter and the number of all words will include the singular and plural.

     17. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which will constitute one and the same instrument, but only one of which need be produced.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                              COMPANY:

                              HOUSTON INTERWEB DESIGN, INC.


                              By  /s/ Harry L. White
                                  -----------------------------------
                                  Harry L. White
                                  President

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                              EXECUTIVE:


                              /s/ Richard J. Finn
                              --------------------------------------
                              RICHARD J. FINN




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